    As filed with the Securities and Exchange Commission on February 26, 1997
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                CIGNA CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           06-1059331
   (State of incorporation)                                (I.R.S. Employer
                                                           Identification No.)

     ONE LIBERTY PLACE, 1650 MARKET ST., PHILADELPHIA, PA       19192-1550
          (Address of Principal Executive Offices)              (Zip Code)

                          CIGNA CORPORATION STOCK PLAN
                            (Full title of the plan)

                                  CAROL J. WARD
                               CORPORATE SECRETARY
                                CIGNA CORPORATION
                                ONE LIBERTY PLACE
                                 1650 MARKET ST.
                           PHILADELPHIA, PA 19192-1550
                     (Name and address of agent for service)

                                 (215) 761-1000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                             Proposed              Proposed
                                                             maximum               maximum
Title of                             Amount                  offering              aggregate                   Amount of
securities                           to be                   price per             offering                    registration
to be registered                     registered              share (2)             price (2)                   fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock
par value $1.00                     1,000,000
per share (1)                       shares (1)                $157.25              $157,250,000                $47,646.75

--------------------------------------------------------------------------------

(1) Securities registered include an equal number of Rights to Purchase Junior Participating Preferred Stock, Series D, which are attached to the shares of Common Stock referenced above. No registration fee is required with respect to such securities.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of the Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on February 24, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents have been filed by CIGNA Corporation ("CIGNA") with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 1-8323), and are incorporated herein by reference:

          (a) CIGNA's Annual Report on Form 10-K for the year ended December 31, 1995, including Amendments thereto on Form 10-K/A;

          (b) CIGNA's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996;

          (c) CIGNA's Current Reports on Form 8-K dated February 13, March 5, April 30, July 30 and October 30, 1996 and February 11, 1997;

          (d) The description of CIGNA's Common Stock contained in CIGNA's Registration Statement on Form 8-B dated March 22, 1982, as amended, including all amendments and reports for the purpose of updating such description; and

          (e) The description of Preferred Stock Purchase Rights contained in CIGNA's Registration Statement on Form 8-A dated July 28, 1987, as amended by CIGNA's filings on Form 8 dated August 11, 1987 and March 27, 1989 and any other amendments and reports filed for the purpose of updating such description.

          All documents subsequently filed by CIGNA pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145 of the Delaware General Corporation Law, CIGNA is empowered to indemnify its directors and officers in the circumstances therein provided.

          Under Article VI of its By-Laws, CIGNA will indemnify any director or officer of CIGNA, as well as any other persons who serve as directors or officers of any other entity at the request of CIGNA, to the extent that such persons' defense to any claim against them in such capacity is successful or to the extent that they are determined to have acted in good faith and in a manner such persons reasonably believed to be in or not opposed to the best interests of CIGNA and, in the case of a criminal proceeding, as to which such persons had no reasonable cause to believe that such conduct was unlawful. Article VI will not provide indemnification to a director or officer who has been adjudged to be liable to CIGNA, unless a court of competent jurisdiction shall determine that such indemnification is proper.

          CIGNA is insured against liabilities which it may incur by reason of
Article VI of its By-Laws. In addition, directors and officers are insured, at CIGNA's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under the By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

          Documents filed as Exhibits hereto are listed in the Exhibit Index appearing on page E-1.

ITEM 9. UNDERTAKINGS.

          CIGNA hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CIGNA pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 6 above, or
otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA, ON THE 26TH DAY OF FEBRUARY, 1997.

                                    CIGNA CORPORATION


                                    By       /s/Carol J. Ward
                                       -------------------------------------
                                               Carol J. Ward
                                               Corporate Secretary


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

Principal Executive Officer:

   *WILSON H. TAYLOR
--------------------------------------
    Wilson H. Taylor
    Chairman of the Board, Chief
    Executive Officer and a Director

Principal Financial Officer:                                              Principal Accounting Officer:

   *JAMES G. STEWART                                                             *GARY A. SWORDS
--------------------------------------                                    -----------------------------------
    James G. Stewart                                                              Gary A. Swords
    Executive Vice President                                                      Vice President and
    and Chief Financial Officer                                                   Chief Accounting Officer


                                   Directors:


      *ROBERT P. BAUMAN                                                         *MARILYN W. LEWIS
--------------------------------------                                    -----------------------------------
       Robert P. Bauman                                                          Marilyn W. Lewis

      *ROBERT H. CAMPBELL                                                       *PAUL F. OREFFICE
--------------------------------------                                    -----------------------------------
       Robert H. Campbell                                                        Paul F. Oreffice

      *ALFRED C. DECRANE, JR.                                                   *CHARLES R. SHOEMATE
--------------------------------------                                    -----------------------------------
       Alfred C. DeCrane, Jr.                                                    Charles R. Shoemate

      *JAMES F. ENGLISH, JR.                                                    *LOUIS W. SULLIVAN, M.D.
--------------------------------------                                    -----------------------------------
       James F. English, Jr.                                                     Louis W. Sullivan, M.D.

      *BERNARD M. FOX                                                           *CAROL COX WAIT
--------------------------------------                                    -----------------------------------
       Bernard M. Fox                                                            Carol Cox Wait




                                                                         *By /s/Carol J. Ward     2/26/97
                                                                         -----------------------------------
                                                                                Carol J. Ward       Date
                                                                                Attorney-in-Fact


                                  Exhibit Index


Number             Description                              Method of Filing
------             -----------                              ----------------

 4.3               Description of Common Stock              Filed as Item 1 to
                                                            CIGNA Corporation's
                                                            Form 8-B dated March
                                                            22, 1982 and
                                                            incorporated herein by
                                                            reference.

 4.4(a)            Description of Preferred                 Filed as Item 1 and
                   Stock Purchase Rights,                   Exhibit 1 to CIGNA
                   including the Rights                     Corporation's Form 8-A
                   Agreement dated as of                    Registration Statement
                   July 23, 1987 between                    dated July 28, 1987,
                   CIGNA Corporation and                    such Exhibit 1 amended
                   Morgan Shareholder Services              by CIGNA Corporation's
                   Trust Company                            Amendment No. 1 on
                                                            Form 8 dated August 11,
                                                            1987 and incorporated
                                                            herein by reference.

 4.4(b)            Amended description of                   Filed as Item 1 and
                   Preferred Stock Purchase                 Exhibit 2 to CIGNA
                   Rights, including the                    Corporation's Amendment
                   First Amendment to the                   No. 2 on Form 8 dated
                   Rights Agreement dated as                March 27, 1989 and
                   of March 22, 1989 between                incorporated herein by
                   CIGNA Corporation and Morgan             reference.
                   Shareholder Services Trust
                   Company

23                 Consent of Price Waterhouse              Filed herewith.

24                 Powers of Attorney                       Filed herewith.


                                       E-1